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                                                                  Exhibit 32.2

                 CERTIFICATE OF THE PRINCIPAL FINANCIAL OFFICER
                      OF DIOMED HOLDINGS, INC. (REGISTRANT)
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         I, Lisa M. Bruneau, Vice President, Finance of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) that:

(3) The Quarterly Report on Form 10-QSB for the period ended June 30, 2003, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(4) The information contained in the Quarterly Report on Form 10-QSB fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Date:  August 14, 2003                           /s/ LISA M. BRUNEAU
                                                 --------------------------
                                                 Lisa M. Bruneau
                                                 Vice President, Finance
                                                 (Principal Financial Officer)





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